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As filed with the Securities and Exchange Commission on December 16, 2003

[Registration No. 333-          ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Watson Wyatt & Company Holdings
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1717 H Street, N.W. Washington, D.C. 20006 (Address of Principal Executive Offices Including Zip Code)	52-2211537 (I.R.S. Employer Identification No.)

Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan
(Full Title of the Plan)

Walter W. Bardenwerper, Esq. Hong L. Nguyen, Esq. Watson Wyatt & Company Holdings 1717 H Street, N.W. Washington, D.C. 20006 (202) 715-7000	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, NW Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(202) 715-7000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Class A Common Stock, par value $0.01 per share	1,500,000 shares	$23.75	$35,625,000	$2,882

(1)
Consists of 1,500,000 shares of Class A Common Stock, par value $0.01 per share, (the "Common Stock") that may be issued under the Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan (the "Plan"). Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plan to which this Registration Statement relates.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices for the Registrant's Common Stock as quoted on the New York Stock Exchange on December 15, 2003.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents previously filed with the Commission are hereby incorporated by reference into this registration statement:

1.
The description of the shares of Class A Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-3, SEC File No. 333-94973, as amended, under the caption of "Description of Capital Stock, Certificate of Incorporation and Bylaws", which in turn is incorporated by reference in the Registrant's Form 8-A, filed October 4, 2000 (SEC file number 001-16159) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description.

2.
The Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2003, filed on September 23, 2003.

3.
The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 2003, filed on November 13, 2003.

4.
The Registrant's Current Report on Form 8-K, filed on December 5, 2003.

        All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 of the Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Our certificate of incorporation provides that no director shall be personally liable to Watson Wyatt & Company Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of that director's duty of loyalty to Watson Wyatt & Company Holdings or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Our bylaws provide that we must indemnify our directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of Watson Wyatt & Company Holdings or is or was serving at the request of Watson Wyatt & Company Holdings as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, to the fullest extent authorized by the laws of Delaware.

        Such indemnification may include advances of expenses prior to the final disposition of such proceeding.

        The directors and officers of the Registrant and its subsidiaries are covered by a policy of insurance under which they are insured, within the limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 7.    Exemption From Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibits

No.	Identification
4.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)
4.2	Amended and Restated Bylaws of the Registrant.(2)
4.3	Specimen Certificate of Common Stock.(1)
5	Opinion of Gibson, Dunn & Crutcher LLP.(3)
23.1	Consent of Gibson, Dunn & Crutcher LLP. (included in its opinion filed as Exhibit 5 to this Registration Statement).(3)
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.(3)
24	Power of Attorney (included on the Signature Page to this Registration Statement).(3)
99.1	Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan.(4)

(1)
Incorporated by reference from the Registrant's Registration Statement on Form S-3/A, Amendment No. 1 (File No. 33-394973), filed on March 17, 2000.

(2)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed on May 2, 2001.

(3)
Filed herewith.

(4)
Incorporated by reference from the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 001-16159), filed on October 17, 2003.

Item 9.    Undertakings.

        The Registrant hereby undertakes:

(a)
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on December 16, 2003.

WATSON WYATT & COMPANY HOLDINGS
By:	/s/ JOHN J. HALEY John J. Haley President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Walter W. Bardenwerper, John J. Haley and Carl D. Mautz, and each of them severally, as his or her attorney-in-fact, each with full power of substitution, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments to this registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

SIGNATURE	TITLE	DATE

/s/ JOHN J. HALEY John J. Haley	President and Chief Executive Officer (Principal Executive Officer)	12/16/03
/s/ CARL D. MAUTZ Carl D. Mautz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	12/16/03
John J. Gabarro	Director
/s/ R. MICHAEL MCCULLOUGH R. Michael McCullough	Director	12/16/03
/s/ LINDA D. RABBITT Linda D. Rabbitt	Director	12/16/03

/s/ GILBERT T. RAY Gilbert T. Ray	Director	12/16/03
/s/ SYLVESTER S. SCHIEBER Sylvester S. Schieber	Director	12/16/03
John B. Shoven	Director
/s/ EDWARD MANNO SHUMSKY Edward Manno Shumsky	Director	12/16/03
/s/ PAUL N. THORNTON Paul N. Thornton	Director	12/16/03
/s/ GENE H. WICKES Gene H. Wickes	Director	12/16/03
/s/ JOHN C. WRIGHT John C. Wright	Director	12/16/03
Walter W. Bardenwerper Attorney-in-fact

WATSON WYATT & COMPANY HOLDINGS

Form S-8

EXHIBIT INDEX

Exhibits

No.	Identification
4.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)
4.2	Amended and Restated Bylaws of the Registrant.(2)
4.3	Specimen Certificate of Common Stock.(1)
5	Opinion of Gibson, Dunn & Crutcher LLP.(3)
23.1	Consent of Gibson, Dunn & Crutcher LLP.(included in its opinion filed as Exhibit 5 to this Registration Statement).(3)
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.(3)
24	Power of Attorney (included on the Signature Page to this Registration Statement).(3)
99.1	Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan.(4)

(1)
Incorporated by reference from the Registrant's Registration Statement on Form S-3/A, Amendment No. 1 (File No. 33-394973), filed on March 17, 2000.

(2)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed on May 2, 2001.

(3)
Filed herewith.

(4)
Incorporated by reference from the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 001-16159), filed on October 17, 2003.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
WATSON WYATT & COMPANY HOLDINGS Form S-8 EXHIBIT INDEX